Exhibit 10.38

INDEMNIFICATION AGREEMENT

(OFFICERS)

THIS AGREEMENT, made and entered into as of the 4th day of April, 2007 between World Air Holdings, Inc., a Delaware corporation (the “Corporation”), and _________________________ (“Officer”).

WITNESSETH THAT:

WHEREAS, Officer currently serves as an officer of the Corporation and performs a valuable service in such capacity for the Corporation, and

WHEREAS, the Shareholders of the Corporation have adopted a Certificate of Incorporation (as amended, the “Certificate”) and the Board of Directors of the Corporation has adopted By-laws (the “By-laws”) which, taken together, provide for the indemnification of the directors and officers of the Corporation to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (the “Corporation Law”); and

WHEREAS, such By-laws and the Corporation Law, by their non-exclusive nature, permit contracts between the Corporation and officers of the Corporation with respect to indemnification of such officers; and

WHEREAS, in accordance with the authorization as provided by the Corporation Law, the Corporation has purchased and presently maintains a policy or policies of Directors and Officers Liability Insurance (“D&O Insurance”), covering certain liabilities which may be incurred by its directors and officers in the performance of their duties as such; and

WHEREAS, in order to induce Officer to continue to serve as a officer of the Corporation, the Corporation has determined and agreed to enter into this contract with Officer;

NOW, THEREFORE, in consideration of Officer’s continued service as a officer after the date hereof, the parties hereto agree as follows:

1. Indemnity of Officer. The Corporation hereby agrees to hold harmless and indemnify Officer to the full extent authorized or permitted by the provisions of the Corporation Law.

2. Continuation of Insurance.

(a) The Corporation represents that it presently has in force and effect a policy of D&O Insurance in the amounts as more particularly described in Exhibit “A” attached hereto and made a part hereof (the “Insurance Policy”);

(b) Subject only to the provisions of Section 2(c) hereof, the Corporation hereby agrees that, so long as Officer shall continue to serve as a officer of the Corporation (or shall continue at the request of the Corporation to serve as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise) and so long thereafter as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that Officer was a officer of Corporation (or served in any of said other capacities), the Corporation will purchase and maintain in effect for the benefit of Officer one or more valid, binding and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that presently provided pursuant to the Insurance Policy (the insurance protection provided herein being subject to the terms, limitations, exclusions and restrictions of said D&O Insurance policy);

(c) The Corporation shall not be required to maintain said policy or policies of D&O Insurance in effect if (i) said insurance is not reasonably available or (ii) the premium cost for such insurance is in excess of 150% of the amount of the current annual premium, in which latter event the Corporation shall purchase such equivalent coverage as 150% of the current annual premium is then able to purchase;

(d) In the event the Corporation does not purchase and maintain in effect said policy or policies of D&O Insurance to the extent reasonably available pursuant to the provisions of Section 2(c) hereof, the Corporation agrees to hold harmless and indemnify Officer to the full extent of the coverage which would otherwise have been provided for the benefit of Officer pursuant to the Insurance Policy in accordance with the provisions of the Corporation Law.

3. Additional Indemnification. Subject only to the exclusions set forth in Section 4 hereof and to such other limits imposed by applicable law, including the provisions of the Corporation Law,, the Corporation hereby further agrees to hold harmless and indemnify Officer:

(a) against any and all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), whether such proceeding is formal or informal and including any arbitration, mediation or other form of alternative dispute resolution, to which Officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Officer is, was or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise and to advance such expenses prior to the termination of such proceeding upon receipt of an undertaking to repay such advances if it is later determined that Officer is not entitled to indemnification;

(b) against any and all expenses (including attorney’s fees) that Officer, whether or not made a party, may incur in connection with serving as a witness, submitting to interviews or responding to subpoenas for documents in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), whether such proceeding is formal or informal and including any arbitration, mediation or other form of alternative dispute resolution;

(c) otherwise to the fullest extent as may be provided to Officer by the Corporation under the non-exclusivity provisions of Article VIII, Section 2 of the By-laws of the Corporation and the Corporation Law.

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) in respect to remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(b) on account of any suit in which judgment is rendered against Officer for an accounting of profits made from the purchase or sale by Officer of securities of the Corporation pursuant to the provision of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(c) on account of Officer’s conduct which is finally adjudged to have been knowingly or deliberately dishonest, or to constitute willful misconduct; or

(d) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

5. Contribution. If the indemnification provided under this Agreement, under the Certificate or By-laws, under the Corporation Law or otherwise is unavailable and may not be paid to Officer for any reason other than those set forth in paragraphs (b), (c) and (d) of Section 4 hereof, then in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Officer (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorney’s fees), judgment, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Officer in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Officer on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of Officer on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Officer on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata (per capita) allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

6. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period Officer is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Officer was a officer of the Corporation or serving in any other capacity referred to herein.

7. Notification and Defense of Claim. Promptly after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Officer under this Agreement or otherwise. With respect to any such action, suit or proceeding as to which Officer is entitled to or seeks indemnification or advancement of expenses:

(a) the Corporation will be entitled to participate in the defense at its own expense;

(b) Except as otherwise provided below, to the extent it may wish, the Corporation jointly with any other indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to Officer. After notice from the Corporation to Officer of its election to assume the defense thereof, the

Corporation will not be liable to indemnify or advance to Officer the expenses of conducting the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Officer unless (i) the employment of counsel by Officer has been authorized by the Corporation, (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and Officer in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Officer shall have made the conclusion provided for in (ii) above;

(c) if the Corporation assumes the defense of the proceeding, it shall conduct the defense in a reasonable and prudent manner; and

(d) the Corporation shall not otherwise be liable to indemnify Officer under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Officer without Officer’s written consent. Neither the Corporation nor Officer will unreasonably withhold consent to any proposed settlement.

8. Advancement and Repayment of Expenses.

(a) In the event that Officer conducts the defense or employs his or her own counsel pursuant to Section 6 (b) (i) or (ii) hereof, the Corporation shall advance to Officer, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten (10) days after receiving copies of invoices presented to Officer for such expenses.

(b) Officer agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Officer in the event and only to the extent it shall be ultimately determined that Officer is not entitled, under the provisions of the Corporation Law, the Certificate, By-laws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses.

9. Enforcement.

(a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Officer to continue as a officer of the Corporation, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

(b) In the event Officer is required to bring any action to enforce rights to indemnification or to advancement of expenses or to collect moneys due, under the Corporation Law, the Certificate, the By-laws or this Agreement, and is successful in such action, the Corporation shall reimburse Officer for all of Officer’s reasonable fees and expenses in bringing and pursuing such action within ten (10) days after in such receiving copies of invoices presented to Officer for such expenses. If Officer is not wholly successful action, the Corporation shall reimburse Officer for that portion of his or her collection costs corresponding to the portion of the expenses sought that was awarded.

10. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

11. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

12. Binding Effect. This Agreement shall be binding upon Officer and upon the Corporation, its successors and assigns, and shall inure to the benefit of Officer, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

14. Entire Agreement. This Agreement is the entire and exclusive agreement between the parties regarding the subject matter hereof and shall supersede all prior verbal or written proposals, understandings or agreements.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WORLD AIR HOLDINGS, INC.

By:
Mark M. McMillin General Counsel and Secretary

Officer:

EXHIBIT “A”